Exhibit 99.3

[Recipients Eligible Under Nonqualified Deferred Compensation Plan]

ENTROPIC COMMUNICATIONS, INC.

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

(2007 EQUITY INCENTIVE PLAN)

Entropic Communications, Inc. (the “Company”), pursuant to its 2007 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of stock units set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein and in the Plan and the Restricted Stock Unit Award Agreement, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Unit Agreement. Except as explicitly provided herein, in the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Stock Units Subject to Award:
Consideration:	Participant’s Services

Deferral Election:	Deferral of the Award under the terms of Section 6(c) of the Restricted Stock Unit Agreement is available if a deferral election is made no later than December 31 of the calendar year that precedes the Date of Grant.

Vesting Schedule:	The Award will vest as follows: . Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule:	The shares of Common Stock to be issued in respect of the Award will be issued in accordance with the issuance schedule set forth in Section 6 of the Restricted Stock Unit Agreement.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the Award and supersedes all prior oral and written agreements on that subject, with the exception of any employment or severance arrangement that would provide for vesting acceleration of the Award upon the terms and conditions set forth therein, and the following indicated agreements:

OTHER AGREEMENTS:

ENTROPIC COMMUNICATIONS, INC.	PARTICIPANT

By:

	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Restricted Stock Unit Award Agreement and 2007 Equity Incentive Plan

[Recipients Eligible Under Nonqualified Deferred Compensation Plan]

ENTROPIC COMMUNICATIONS, INC.

2007 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement and in consideration of your services, Entropic Communications, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2007 Equity Incentive Plan (the “Plan”). Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award. This Restricted Stock Unit Award Agreement shall be deemed to be agreed to by the Company and you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached. Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable. Except as otherwise explicitly provided herein, in the event of any conflict between the terms in this Restricted Stock Unit Agreement and the Plan, the terms of the Plan shall control. The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. GRANT OF THE AWARD. This Award represents the right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of stock units indicated in the Grant Notice (the “Stock Units”). As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Common Stock to be issued in respect of the Award.

2. VESTING. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in the unvested Stock Units or the related shares of Common Stock to be issued in respect of the Award.

3. NUMBER OF SHARES.

(a) The number of Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

(b) Any additional Stock Units that become subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units covered by your Award.

(c) Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. The

Board shall, in its discretion, determine an equivalent benefit for any fractional shares or fractional shares that might be created by the adjustments referred to in this Section 3.

4. SECURITIES LAW COMPLIANCE. You may not be issued any shares in respect of your Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5. TRANSFER RESTRICTIONS. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock subject to the Award until the shares are issued to you in accordance with Section 6 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Agreement.

6. DATE OF ISSUANCE.

(a) If the Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of the Company’s Common Stock equal to the number of vested Stock Units subject to your Award, including any additional Stock Units received pursuant to Section 3 above that relate to those vested Stock Units on the applicable vesting date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day. Notwithstanding the foregoing, in the event that (i) you are subject to the Company’s policy permitting officers and directors to sell shares only during certain “window” periods, in effect from time to time (the “Policy”) or you are otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by your Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you or a day on which you are permitted to sell shares of the Company’s common stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or does not occur on a date when you are otherwise permitted to sell shares of the Company’s common stock on the open market, and (ii) you have elected a same day sale procedure for satisfaction of the applicable withholding tax obligations as specified in Section 9, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you are still providing Continuous Services at such time) or the next business day when you are not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year

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following the calendar year in which the shares to be issued in respect of the Award vest (the “Latest Permitted Distribution Date”). Delivery of the shares pursuant to the provisions of this Section 6(a) is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. The form of such delivery of the shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(b) The provisions of this Section 6(b) are intended to apply if the Award is subject to Section 409A because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provide for acceleration of vesting of the Award upon your separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). If the Award is subject to and not exempt from application of Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions in this Section 6(b) shall supersede anything to the contrary in Section 6(a).

(i) If the Award vests in the ordinary course during your Continuous Service in accordance with the vesting schedule set forth in the Grant Notice, without accelerating vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares to be issued in respect of your Award be issued any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date and (ii) the 60th day that follows the applicable vesting date.

(ii) If vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Award and, therefore, are part of the terms of the Award as of the date of grant, then the shares will be earlier issued in respect of your Award upon your Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation from Service. However, if at the time the shares would otherwise be issued you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six (6) months following the date of your Separation from Service, or, if earlier, the date of your death that occurs within such six month period.

(iii) If vesting of the Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Award and, therefore, are not a part of the terms of the Award on the date of grant, then such acceleration of vesting of the Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during your Continuous Service, notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

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(c) Notwithstanding the foregoing, the following provisions shall apply if you elect to defer delivery of the shares subject to your Award beyond the vesting date in accordance with the terms of this Section and the Company’s Nonqualified Deferred Compensation Plan (the “Deferral Plan”):

(i) If you elect to defer delivery of the shares of Common Stock to be issued in respect of the Award beyond the vesting date in accordance with the terms of the Deferral Plan, then the Company will not deliver such shares on the vesting date or dates provided in your Grant Notice, but will instead deliver such shares to you on the date or dates that you so elect subject to the terms and conditions of the Deferral Plan (the “Settlement Date”). The Committee shall, in its sole discretion, establish the rules and procedures for such deferral election which shall be evidenced by a Deferral Election Agreement. If you elect to defer delivery of the shares subject to your Award under the Deferral Plan, the shares to be issued in respect of your Award are subject to all the applicable terms and conditions of the Deferral Plan, which shall control in the event of any discrepancy between the terms of the Deferral Plan and the Grant Notice, this Agreement or the Plan, except as otherwise explicitly provided herein.

(ii) If at the time the shares would otherwise be issued to you as a result of your Separation From Service, you are subject to the distribution limitations contained in section 409A of the Code applicable to “specified employees” as defined in section 409A(a)(2)(B)(i) of the Code and applicable guidance thereunder, share issuances to you as a result of your Separation From Service shall not be made before the date which is six (6) months following the date of your Separation From Service, or, if earlier, the date of your death that occurs within such six (6) month period.

(iii) If the Company determines that you are subject to the Policy or you are otherwise prohibited from selling shares of the Company’s stock in the public market and any shares of Common Stock subject to your Award are scheduled to be delivered on a Settlement Date that does not occur during an open “window period” applicable to you, or a day on which you are permitted to sell shares of the Company’s common stock pursuant to a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, or a day when you are prohibited from selling shares of the Company’s stock in the public market, and you have elected a same day sale procedure for satisfaction of the applicable withholding tax obligations as specified in Section 9, then such shares shall not be delivered on such Settlement Date and shall instead be delivered as soon as practicable on the first business day within the next open “window period” applicable to you pursuant to such policy or the next day when you are not prohibited from selling shares of the Company’s stock in the public market (regardless of whether you are still providing continuous services at such time); provided, however, that unless the delay until the next open window period or the next day when you are not prohibited from selling shares of the Company’s stock in the public market would not result in the imposition of any additional taxes under the Code (including section 409A of the Code), the delivery of the shares shall not be delayed pursuant to this provision beyond 60 days following the selected Settlement Date. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

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(d) In the event that you have a Separation From Service that is not a termination of your Continuous Service, then any unvested shares subject to your Award that vest in ordinary course pursuant to the vesting schedule set forth in the Grant Notice following your Separation From Service will be issued to you in accordance with the provisions of Section 6(a); provided, however, that the foregoing provision shall not apply to the extent that your severance arrangement, if any, provides for acceleration of vesting of the Award upon your Separation From Service, in which case the shares will be issued to you in accordance with the provisions of Section 6(a), 6(b) or 6(c) as applicable.

(e) If the Award is subject to Section 409A because of application of a Non-Exempt Severance Arrangement, because you elected to defer delivery of the shares under the Deferral Plan, or any other provision for deferral of the delivery of shares in respect of the Award (a “Non-Exempt Award”), then the following provisions in this Section shall apply and shall supersede anything to the contrary that may be set forth in the Plan that would provide for accelerated issuance of the shares in respect of your Award in connection with a Corporate Transaction. In the event of a Corporate Transaction, then with respect to a Non-Exempt Award, the surviving or acquiring corporation (or its parent company) (the “Acquiring Entity”) must either assume, continue or substitute your Non-Exempt Award, and shares to be issued in respect of your Non-Exempt Award, to the extent vested, shall be issued to you by the Acquiring Entity on the same schedule that the shares would have been issued to you if the Corporate Transaction had not occurred. However, nothing in this section shall supersede any Company right that may be exercised to electively terminate the Deferral Plan and all deferrals thereunder, including the Award, in connection with a Corporate Transaction that also qualifies as a 409A Change in Control. For such purposes, a “409A Change in Control” is a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code.

(f) The provisions in this Agreement for delivery of the shares in respect of the Award are intended either to comply with the requirements of Section 409A or to provide a basis for exemption from such requirements so that the delivery of the shares will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

7. DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8. RESTRICTIVE LEGENDS. The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.

9. AWARD NOT A SERVICE CONTRACT.

(a) Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Restricted Stock Unit Agreement (including, but not limited to, the vesting of your Award pursuant to the

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schedule set forth in Section 2 herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Unit Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Restricted Stock Unit Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule set forth in Section 2 is earned only by continuing as an employee, director or consultant at the will of the Company (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Restricted Stock Unit Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Restricted Stock Unit Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.

10. WITHHOLDING OBLIGATIONS.

(a) On or before the time you receive a distribution of the shares subject to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your Award (the “Withholding Taxes”). Prior to the date that your Withholding Taxes obligation is triggered, you will separately be provided with an estimate of your Withholding Taxes liability and an election form upon which you may select the method of satisfaction of your Withholding Taxes obligation (the “Withholding Taxes Election Form”).

(b) As further specified on the Withholding Taxes Election Form, you may satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) deposit cash into your E*Trade account or other brokerage account authorized by the Company; (ii) a “same day sale” procedure under a Regulation T Program whereby you authorize E*Trade or other broker authorized by the Company to sell a number of whole shares necessary to cover the Withholding Taxes, (iii) tender a cash payment to the Company via check or money order and authorize the Company to

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“true up” the actual Withholding Taxes amount owed by crediting or debiting your next regular payroll; or (iv) a “net share settlement” whereby you authorize the Company to withhold shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. If you elect to satisfy the Withholding Taxes obligation via a net share settlement, such election will be subject to and contingent upon the prior approval of the Company, in its sole discretion; provided, however that if you are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 at the time that you make such election, then your net share settlement election will instead subject to the prior approval of the Company’s compensation committee, in its sole discretion. A “same day sale” procedure method for satisfaction of your Withholding Taxes obligation will not be available if you are not permitted to sell those shares of the Company’s common stock on the open market for any reason on the applicable date.

(c) If you do not make a timely election on the Withholding Taxes Election Form for the method for satisfaction of payment of the Withholding Taxes obligation, or you elect a same day sale procedure that is not available because you are not permitted so sell the shares into the open market, or you make an election to deposit cash into your E*Trade account (or other brokerage account authorized by the Company) or to tender a cash payment to the Company but fail to make such payments, then the default method for satisfaction of the Withholding Taxes obligation will be a net share settlement, subject to the prior approval of the Company, or the Company’s compensation committee, as specified above. If approval for a net share settlement method (whether elected by you or as the defaulted method) is not received, then the Withholding Taxes will be satisfied via a same day sale; provided, however that if such procedure is not available due to trading restrictions, then you must satisfy the Withholding Taxes obligation either by depositing cash into your E*Trade account or other brokerage account authorized by the Company, or by tendering a cash payment to the Company via check or money order.

(d) Unless the Withholding Taxes obligations of the Company and/or any Affiliate are satisfied no later than the earlier of (i) fifteen days following the date the distribution of the shares of Common Stock is scheduled to occur, or (ii) if the Award is exempt from application of Section 409A, the second business day preceding the Latest Permitted Distribution Date (if applicable), then the Company shall have no obligation to deliver to you any Common Stock, you will forfeit any right that you have to receive such shares, and you will not receive any other consideration for such shares or such portion of the Award to which the shares relate.

(e) In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

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11. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

12. OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting officers and directors to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

13. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Except as expressly provided herein, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

16. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

18. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

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